UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

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THRESHOLD

PHARMACEUTICALS, INC.

(Name of the Registrant as Specified in its Charter)

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THRESHOLD PHARMACEUTICALS, INC.

Notice of 2010 Annual Meeting of Stockholders

To Be Held May 19, 2010

The 2010 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. will be held on May 19, 2010, at 12:30 p.m., Pacific Time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect three Class III directors to hold office until the 2013 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares all classes of stock from 52,000,000, consisting of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, to 152,000,000, consisting of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock.

4. To approve amendments to our 2004 Amended and Restated Equity Incentive Plan to (a) increase the aggregate number of shares of common stock authorized for issuance under the plan from 1,922,804 shares to 4,172,804 shares, (b) increase the automatic annual increase in the number of shares of common stock authorized for issuance under the plan from a number of shares equal to the lesser of (i) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (ii) 202,401 shares or (iii) a number of shares set by our board of directors, to a number of shares equal to the lesser of (x) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (y) 1,250,000 shares or (z) a number of shares set by our board of directors, and (c) to increase the size of the automatic annual option grant to continuing non-employee directors from 10,000 shares to 12,500 shares, effective as of the 2010 annual meeting.

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 25, 2010 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Harold E. Selick
Chief Executive Officer

Redwood City, California

April 5, 2010

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

THRESHOLD PHARMACEUTICALS, INC.

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(650) 474-8200

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by our board of directors for use at the 2010 annual meeting of stockholders of Threshold Pharmaceuticals, Inc., or the Company, to be held on May 19, 2010, at 12:30 p.m., Pacific time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 and at any adjournments or postponements thereof. These materials are being mailed to stockholders on or about April 5, 2010.

Only holders of our common stock as of the close of business on March 25, 2010, or the Record Date, are entitled to vote at the 2010 annual meeting. Stockholders who hold shares in “street name” may vote at the 2010 annual meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 33,638,201 shares of common stock, par value $0.001 per share, outstanding and entitled to vote at the 2010 annual meeting. There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the 2010 annual meeting.

A majority of the outstanding shares of common stock entitled to vote at the 2010 annual meeting must be present in person or represented by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or represented by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the 2010 annual meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. Alternatively, stockholders may vote their shares on the Internet or by telephone by following the instructions on the proxy card. All proxy cards received by us which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to our board of directors listed on the proxy card and in this proxy statement, for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, for the amendment to our Amended and Restated Certificate of Incorporation and for the amendments to our 2004 Amended and Restated Equity Incentive Plan. We are not aware, as of the date hereof, of any matters to be voted upon at the 2010 annual meeting other than those stated in this proxy statement and the accompanying Notice of 2010 Annual Meeting of Stockholders. If any other matters are properly brought before the 2010 annual meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, our Amended and Restated Certificate of Incorporation and our bylaws, if a quorum exists at the meeting, (i) the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors, (ii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2010 annual meeting will be required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and to approve the proposal to amend our 2004 Amended and Restated Equity Incentive Plan, and (iii) the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposal to amend our Amended and Restated Certificate of Incorporation. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

There are four different ways to vote your shares:

•	By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvoting.com.

•	By Telephone: You may submit a proxy or voting instructions by calling (800) 690-6903 and following the instructions.

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By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided to Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the 2010 annual meeting and voting in person.

A stockholder of record may revoke a proxy at any time before it is voted at the 2010 annual meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or (b) attending the 2010 annual meeting and voting in person. Attendance at the 2010 annual meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. A stockholder who holds shares in “street name” must contact their broker directly to revoke a proxy.

The proxy card accompanying this proxy statement is solicited by our board of directors. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. If requested, we will also pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	Our board of directors.

Q:	Where and when is the 2010 annual meeting of stockholders?

A:	The 2010 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. to be held on May 19, 2010, at 12:30 p.m., Pacific time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

Q:	Who can vote at the 2010 annual meeting?

A:	All stockholders of record at the close of business on March 25, 2010, the Record Date for the 2010 annual meeting, will be entitled to notice of and to vote at the 2010 annual meeting. If on that date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2010 annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2010 annual meeting in person. Nevertheless, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 33,638,201 shares of our common stock were outstanding.

Q:	What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the 2010 annual meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1. To elect three Class III directors to our board of directors (see page 24).

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (see page 25).

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares all classes of stock from 52,000,000, consisting of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, to 152,000,000, consisting of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. (see page 26).

4. To approve amendments to our 2004 Amended and Restated Equity Incentive Plan to (a) increase the aggregate number of shares of common stock authorized for issuance under the plan from 1,922,804 shares to 4,172,804 shares, (b) increase the automatic annual increase in the number of shares of common stock authorized for issuance under the plan from a number of shares equal to the lesser of (i) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (ii) 202,401 shares or (iii) a number of shares set by our board of directors, to a number of shares equal to the lesser of (x) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (y) 1,250,000 shares or (z) a number of shares set by our board of directors, and (c) to increase the size of the automatic annual option grant to continuing non-employee directors from 10,000 shares to 12,500 shares, effective as of the 2010 annual meeting. (see page 28).

Q:	How do I vote?

A:	If you complete and properly sign the proxy card and return it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717, it will be voted as directed on the proxy card. You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvoting.com. You may submit a proxy or voting instructions by calling (800) 690-6903 and following the instructions. If you are a registered stockholder and attend the 2010 annual meeting, you may deliver your completed proxy card in person.

Q:	Can I change my vote after I return my proxy card?

A:	Yes. Even after you have submitted your proxy card, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the 2010 annual meeting in person and so request, although attendance at the 2010 annual meeting will not by itself revoke a previously granted proxy.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:	If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including Proposal 1 to elect directors, Proposal 3 to approve the amendment to our Certificate of Incorporation and Proposal 4 to approve the amendments to our 2004 Equity Incentive Plan. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted and, in the case of Proposals 1, 3 and 4, will not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	What vote is required to approve each item?

A:	Proposal 1 (Election of Directors). The affirmative vote of a plurality of the votes cast at the 2010 annual meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Proposal 2 (Ratify Independent Registered Public Accounting Firm). The affirmative vote of a majority of the votes cast at the 2010 annual meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Proposal 3 (Approve Amendment to our Certificate of Incorporation). The affirmative vote of holders of a majority of the outstanding shares of our common stock will be required to approve the proposed amendment to our Certificate of Incorporation.

Proposal 4 (Approve Amendments to our 2004 Equity Incentive Plan). The affirmative vote of a majority of the votes cast at the 2010 annual meeting will be required to approve the proposed amendments to our 2004 Equity Incentive Plan.

Q:	Why are we seeking stockholder approval for Proposal 3?

A:	Our board of directors believes that it is necessary and in our best interest, as well as that of our stockholders, to have a sufficient number of authorized shares of our common stock available for issuance in order to provide us with business and financing flexibility for potential future corporate action. Under Delaware law, any amendment to our Certificate of Incorporation requires the approval of our stockholders.

Q:	Why are we seeking stockholder approval for Proposal 4?

A:	Our board of directors believes that the proposed amendments to our 2004 Equity Incentive Plan are necessary to provide us with more flexibility in granting equity incentives to current and new employees, consultants and non-employee directors and to ensure that we can continue to grant equity incentives, including automatic option grants to non-employee directors, at levels determined appropriate by our board of directors, which will enable our 2004 Equity Incentive Plan to continue to be an effective plan to attract and retain employees, consultants and non-employee directors. Under the rules of the NASDAQ Stock Market, any material increase in the number of shares that may be issued under our 2004 Equity Incentive Plan requires the approval of our stockholders.

Q:	How does the board of directors recommend that I vote on the proposals?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors, as set forth below, together with the description of each item in this proxy statement:

•	FOR Proposal 1, the election of the nominated slate of three directors (see page 24);

•	FOR Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2010 (see page 25);

•	FOR Proposal 3, the approval of the amendment to our Certificate of Incorporation (see page 26); and

•	FOR Proposal 4, the approval of the amendments to our 2004 Equity Incentive Plan (see page 28).

Q:	Who will bear the cost of this solicitation?

A:	We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. The solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail, fax or in person.

Q:	Whom should I contact with questions?

A:	If you need additional copies of this proxy statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our Senior Director of Corporate Communications, Denise Powell, by telephone at (650) 474-8206.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of our board of directors is set forth below as of March 24, 2010:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Bruce C. Cozadd(1)	46	Director	2010
David R. Hoffmann(2)(3)	65	Director	2010
George G.C. Parker, Ph.D.(1)	71	Director	2010
Jeffrey W. Bird, M.D., Ph.D.(2)(3)	49	Director	2011
Harold E. Selick, Ph.D.	55	Chief Executive Officer and Director	2011
Wilfred E. Jaeger, M.D.(1)(2)	54	Director	2012

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and governance committee

Our Certificate of Incorporation divides our board of directors into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the 2011 annual meeting, are Jeffrey W. Bird and Harold E. Selick. The Class II director, whose term expires at the 2012 annual meeting, is Wilfred E. Jaeger. The Class III directors, whose terms expire at the 2010 annual meeting, are Bruce C. Cozadd, David R. Hoffmann and George G.C. Parker. Only one class of directors is elected at each annual meeting. The directors in the other classes continue to serve for the remainder of such class’ three-year term. Mr. Cozadd, Mr. Hoffman and Dr. Parker, who are Class III directors previously elected by our stockholders, are nominees for re-election at the 2010 annual meeting. The nominating and governance committee has recommended to our board of directors that Mr. Cozadd, Mr. Hoffman and Dr. Parker be nominated for election to this class, each for a three-year term ending on the date of the 2013 annual meeting and until a successor is duly elected or appointed. Each nominee has consented to serve an additional three-year term.

DIRECTOR QUALIFICATIONS

The following paragraphs below under the section captioned “Nominees and Continuing Directors” provide information as of the date of this proxy statement about each individual nominated for election to our board of directors at the 2010 annual meeting and each continuing member of our board of directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have demonstrated a depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to their board duties

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership by Certain Beneficial Owners and Management.” See also “Related Party Transactions.” There are no family relationships among any of our directors or named executive officers.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to our board of directors at the 2010 annual meeting:

Bruce C. Cozadd has served as a member of our board of directors since December 2005. He joined Jazz Pharmaceuticals, Inc. at its inception and was appointed Chairman and Chief Executive Officer in April 2009. From 2004 until 2009, Mr. Cozadd served as Jazz Pharmaceuticals’ Executive Chairman. Prior to co-founding Jazz Pharmaceuticals, Mr. Cozadd served in various executive management positions with ALZA Corporation from 1991 until its acquisition by Johnson & Johnson in 2001. At the time of the merger, Mr. Cozadd was serving as Executive Vice President and Chief Operating Officer of ALZA, with responsibility for research and development, manufacturing, and sales and marketing. Prior to joining ALZA, he was in the Corporate Finance Health Care group at Smith Barney, Harris Upham & Co. Inc. He serves on the board of directors of Jazz Pharmaceuticals, Inc., Cerus Corp., The Nueva School and Stanford Hospital and Clinics. He received his B.S. from Yale University and his M.B.A. from Stanford University.

David R. Hoffmann has served as a member of our board of directors since April 2007. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting. He serves on the board of directors of DURECT Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado.

George G.C. Parker, Ph.D. has served as a member of our board of directors since October 2004. Dr. Parker is the Dean Witter Distinguished Professor of Finance (Emeritus) and previously Senior Associate Dean for Academic Affairs and Director of the MBA Program, Graduate School of Business, Stanford University. Dr. Parker joined the faculty at Stanford University in 1973. He serves on the board of directors of iShares Mutual Funds, Tejon Ranch Company, Netgear, Inc. and a number of private companies. Dr. Parker received his B.A. from Haverford College and his M.B.A. and Ph.D. from Stanford University.

The following individuals will continue to serve on our board of directors after the 2010 annual meeting:

Jeffrey W. Bird, M.D., Ph.D. has served as a member of our board of directors since November 2008. Dr. Bird is a Managing Director of Sutter Hill Ventures, a venture capital firm based in Palo Alto, California. Dr. Bird was previously Senior Vice President, Business Operations at Gilead Sciences, where he oversaw business development and commercial activities. Dr. Bird received a degree in Biological Sciences from Stanford in 1982, a Ph.D. in Cancer Biology in 1988 and a M.D. in 1992 from Stanford Medical School. Dr. Bird is currently a board member of a number of private biotechnology companies.

Wilfred E. Jaeger, M.D. has served as a member of our board of directors since 2001. He has been a Partner of Three Arch Partners, a venture capital firm, since 1993. Dr. Jaeger serves on the board of directors of North American Scientific, Inc. and a number of private companies. Dr. Jaeger received his B.S. from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine and his M.B.A. from Stanford University.

Harold E. Selick, Ph.D. joined us as Chief Executive Officer in June 2002. From June 2002 until July 2007, Dr. Selick was a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for treating kidney transplant rejection. Dr. Selick received his B.S. and Ph.D. from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

DIRECTOR NOMINATION

Criteria for Board Membership. In selecting candidates for appointment or re-election to our board of directors, the nominating and governance committee, or the nominating and governance committee, considers the appropriate balance of specific experience, qualifications, attributes and skills required of our board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market, and that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission, or SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to their board duties.

Stockholder Nominees. The nominating and governance committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating and governance committee c/o our Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption, “Stockholder Proposals for 2011 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating and governance committee believes we are well-served by our current directors. If an incumbent director is not standing for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings, or if our board of directors desires to increase its size, the nominating and governance committee will seek out potential candidates for appointment to our board of directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of our board of directors and, if the nominating and governance committee deems appropriate, a third-party search firm. The nominating and governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating and governance committee. Candidates meriting serious consideration will meet with additional members of our board of directors. Based on this input, the nominating and governance committee will evaluate whether the committee should recommend to our board of directors that this candidate be elected to fill a vacancy on our board of directors, or presented for the approval of the stockholders, as appropriate.

We have never received a proposal from a stockholder to nominate a director. Although the nominating and governance committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2010 Annual Meeting. Mr. Cozadd, Mr. Hoffman and Dr. Parker are nominees standing for re-election at the annual meeting.

BOARD MEETINGS AND COMMITTEES

Our board of directors met seven times during fiscal year 2009. The audit committee met five times during fiscal year 2009, and the nominating and governance committee and the compensation committee each met one time during fiscal year 2009. Each member of our board of directors except for Dr. Jaeger attended at least 75% or more of the aggregate number of board meetings and meetings of committees of the board that each such director served on in fiscal 2009.

Our board of directors has determined that the following directors are “independent” under the current rules of the NASDAQ Stock Market: Dr. Bird, Mr. Cozadd, Mr. Hoffmann, Dr. Jaeger and Dr. Parker. Under applicable rules of the SEC and the rules of the NASDAQ Stock Market, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by our board of directors that the director is independent. In addition to transactions required to be disclosed under rules of the SEC, our board of directors considered certain other relationships in making its independence determinations and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of us.

Our board of directors has standing (i) audit, (ii) compensation and (iii) nominating and governance committees, each of which has a written charter, copies of which can be found at www.thresholdpharm.com.

Audit Committee. The audit committee currently consists of Mr. Hoffmann (chair), Dr. Bird and Dr. Jaeger. Our board of directors has determined that all members of the audit committee are independent directors under the rules of the NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. Although management has primary responsibility for the system of internal controls and the financial reporting process, the responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing and evaluating the scope and results of the annual audit, approving all professional services to be provided to us by our independent registered public accounting firm, meeting with management and the independent registered public accounting firm to discuss our financial statements and matters that may affect our financial statements, and approving all related party transactions.

Compensation Committee. The compensation committee currently consists of Dr. Jaeger (chair), Mr. Cozadd and Dr. Parker. Our board of directors has determined that all members of the compensation committee are independent directors under the rules of the NASDAQ Stock Market. The compensation committee develops and reviews compensation policies and practices applicable to executive officers, reviews and recommends goals for our Chief Executive Officer and evaluates his performance in light of these goals, reviews and evaluates goals and objectives for other officers, oversees and evaluates our equity incentive plans and reviews and approves the creation of or amendment to our equity incentive plans.

Nominating and Governance Committee. The nominating and governance committee currently consists of Mr. Hoffmann (chair) and Dr. Bird. Our board of directors has determined that all members of the nominating and governance committee are independent directors under the rules of the NASDAQ Stock Market. The nominating and governance committee’s responsibilities include recommending to our board of directors nominees for possible election to our board of directors. Nominees for the 2010 annual meeting were recommended to our board of directors for nomination by the nominating and governance committee and our board of directors subsequently approved these nominees at a meeting of our board of directors on March 1, 2010.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our website which includes key information about our corporate governance matters, including our Code of Ethics and charters for each committee of our board of directors. If there were any amendment or waiver to our Code of Ethics, it would also be included on the corporate governance page. The corporate governance page can be found at www.thresholdpharm.com, by clicking first on “Investors & Media,” then clicking on “Corporate Governance.”

Our policies and practices reflect corporate governance initiatives that it believes are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of our board of directors members are “independent” under the rules of the NASDAQ Stock Market;

•	all members of the key board committees—the audit committee, the compensation committee and the nominating and governance committee—are independent under the rules of the NASDAQ Stock Market;

•	the independent members of our board of directors meet regularly outside the presence of management;

•

we have adopted a Code of Ethics that is monitored by management and that applies to all of our officers, directors and employees, including our principal executive officer and all members of our finance department, including our principal financial officer and our controller;

•	the charters of our board of directors committees establish their respective roles and responsibilities; and

•	our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our board of directors by writing to them c/o Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and governance committee.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 24, 2010 or earlier date for information based on filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each named executive Officer identified in the compensation tables appearing later in this proxy statement, (c) each of our directors and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares Beneficially Owned(2)
Stockholders owning more than 5%

Entities affiliated with Alta BioPharma Management III, LLC(3)	2,117,996	6.20%
One Embarcadero Center, Suite 3700
San Francisco, California 94111

Entities affiliated with Felix J. Baker and Julian C. Baker(4)	3,392,095	9.99%
667 Madison Avenue
New York, New York 10021

Entities affiliated with Federated Investors, Inc.(5)	7,083,039	19.90%
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Frazier Healthcare VI, L.P.(6)	5,497,381	15.61%
601 Union Street, Suite 3200
Seattle, Washington 98101

Entities affiliated with Great Point Partners, LLC(7)	2,931,934	8.50%
165 Mason Street
Greenwich, Connecticut 06830

HealthCare Ventures VIII, L.P.(8)	3,669,540	10.71%
44 Nassau Street
Princeton, New Jersey 08542

Entities and persons affiliated with Sutter Hill Ventures(9)	6,877,237	19.39%
755 Page Mill Road, Suite A-200
Palo Alto, California 94304-1005

Entities and persons affiliated with Three Arch Partners(10)	3,275,212	9.50%
3200 Alpine Road
Portola Valley, California 94028

Directors and Executive Officers

Jeffrey W. Bird, M.D., Ph.D.(11)	6,877,237	19.39%

Bruce C. Cozadd(12)	30,000	*

John G. Curd, M.D.(13)	190,046	*

David R. Hoffmann(14)	27,500	*

Wilfred E. Jaeger, M.D.(15)	3,275,212	9.50%

Mark D. Matteucci, Ph.D.(16)	635,934	1.88%

George G.C. Parker, Ph.D.(17)	36,072	*

Harold E. Selick, Ph.D.(18)	453,224	1.34%

All current directors and executive officers as a group (10 persons)(19)	11,616,362	31.54%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

(2)	Percentage ownership is based on 33,638,201 shares of our common stock outstanding as of March 24, 2010. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 24, 2010. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.
(3)	Pursuant to a Schedule 13G filed with the SEC on January 29, 2010, this number includes 1,939,908 shares held by Alta BioPharma Partners III, L.P., or ABPIII, 130,282 shares held by Alta BioPharma Partners III, GmbH & Co. Beteiligungs KG, or APIIIKG, and 47,806 shares held by Alta Embarcadero BioPharma Partners III, LLC, or AEBPIII. The foregoing shares include warrants exercisable for 545,886 shares, all of which are exercisable within 60 days after March 24, 2010. Alta BioPharma Management III, LLC, or ABMIII, is the general partner of ABPIII and the managing limited partner of ABPIIIKG and has shared voting and dispositive power over the 2,070,190 shares held by ABPIII and APIIIKG. ABMIII disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein. Jean Deleage, Edward Penhoet, Farah Champsi and Edward Hurwitz are the directors of ABPIIIKG and the managers of AEBPIII and each has shared voting and dispositive power over the 2,117,996 shares held ABPIII, APIIIKG and AEB. Drs. Deleage and Penhoet and Messrs. Champsi and Hurwitz each disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
(4)	Pursuant to a Schedule 13G/A filed with the SEC on February 16, 2010, 667, L.P. is the holder of 920,928 shares, Baker Brothers Life Sciences, L.P. is the holder of 3,110,813 shares, 14159, L.P. is the holder of 92,035 shares, Baker/Tisch Investments, L.P. is the holder of 27,255 shares and Baker Bros. Investments II, L.P. is the holder of 3,606 shares. The foregoing shares include warrants exercisable for 1,079,248 shares, including 316,706 shares within 60 days after March 24, 2010. By virtue of their ownership of entities that have the power to control the investment decisions of the foregoing limited partnerships, Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of the shares owned by such entities and may be deemed to have shared voting and investment power over such shares.
(5)	Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2010 and certain transactions known to us to have occurred subsequent to December 31, 2009, this number includes 222,794 shares and a warrant exercisable for 90,745 shares held by American Skandia Trust, Federated Aggressive Growth Portfolio, or ASTAG, 73,595 shares and a warrant exercisable for 32,007 shares held by Federated Kaufmann Fund II, or FKFII, 4,198,944 shares and a warrant exercisable for 1,713,798 shares held by Federated Kaufmann Fund, or FKF, and 632,745 shares and a warrant exercisable for 257,688 shares held by Federated Kaufmann Small Cap Fund, or FKSCF. The foregoing shares and warrants held by ASTAG, FKFII, FKF and FKSCF are collectively referred to as the Federated Shares. The foregoing warrants held by ASTAG, FKFII, FKF and FKSCF are exercisable for an aggregate of 1,954,961 shares within 60 days after March 24, 2010.

Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisors to registered investment companies and separate accounts that own the Federated Shares, are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., or FII. All of FII’s outstanding voting stock is held by the Voting Shares Irrevocable Trust, or VSIT, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, collectively. In addition, J. Christopher Donahue is the President of FII. FII and VSIT each reported that they have sole voting and dispositive power over the Federated Shares. John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue each reported that they have shared voting and dispositive power over the Federated Shares. FII, VSIT, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue each expressly disclaim beneficial ownership of the Federated Shares.

(6)	FHM VI, L.L.C. is the general partner of FHM VI, L.P., which is the general partner of Frazier Healthcare VI, L.P., or FH VI. Each of FHM VI, L.L.C. and FHM VI, L.P. may be deemed to beneficially own the shares held by FH VI and may be deemed to have shared voting and investment power over such shares. Includes a warrant exercisable for 1,570,680 shares exercisable within 60 days after March 24, 2010.
(7)

Pursuant to a Schedule 13G filed with the SEC on October 15, 2009 and certain transactions known to us to have occurred subsequent to October 15, 2009, this number includes 1,382,198 shares and warrants exercisable for 438,080 shares within 60 days after March 24, 2010 held by Biomedical Value Fund, L.P., or BVF, 712,041 shares and warrants exercisable for 284,816 shares within 60 days after March 24, 2010 held by Biomedical Offshore Value Fund, Ltd., or BOVF, and a warrant exercisable for 114,799 shares within 60 days after March 24, 2010 held by Biomedical Institutional Value Fund, LP, or BIVF. Great Point Partners, LLC, or Great Point, is the investment manager of each of BVF, BOVF and BIVF, and by virtue of such status may be deemed to be the beneficial owner of the foregoing shares held by BVF, BOVF and BIVF. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Mr. David Kroin, as special managing member of Great Point, have shared voting and investment power with respect to the foregoing shares held by BVF, BOVF and BIVF, and therefore may be deemed to be the beneficial owner of such shares.

(8)	Pursuant to a Schedule 13G filed with the SEC on February 9, 2010, this number includes 3,041,268 shares and warrants exercisable for 1,216,507 shares, including 628,272 shares exercisable within 60 days after March 24, 2010) held directly by HealthCare Ventures VIII, L.P., or HCVVIII. James H. Cavenaugh, Christopher Mirabelli, Harold R. Werner, John W. Littlechild and Augustine Lawlor are the Managing Directors of HealthCare Partners VIII, LLC, or HCPVIII LLC, which is the General Partner of HealthCare Partners VIII, L.P., or HCPVIII, which is the General Partner of HCVVIII. HCVVIII, HCPVIII, HCP VIII LLC, Drs. Cavanaugh and Mirabelli and Messrs. Werner, Littlechild and Lawlor beneficially own and have shared voting and dispositive power with respect to all of the shares and warrants owned by HCVVIII.
(9)	Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2010, this number includes 3,960 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., 10,028 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. and 5,018,196 shares (including warrants to purchase 1,337,213 shares which are exercisable within 60 days after March 24, 2010) held by Sutter Hill Ventures, a California limited partnership (collectively, Sutter Hill), over which Dr. Bird, who is a member of our board of directors and is a managing director of the general partner of the partnerships mentioned herein, shares voting and investment power with ten other managing directors of the general partner of the partnerships mentioned herein. The other ten natural persons who have voting or investment power over the shares held of record by Sutter Hill are David L. Anderson, G. Leonard Baker, Jr., Tench Coxe, James C. Gaither, Gregory P. Sands, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. or, collectively, the Sutter Hill Principals. Also includes 148,453 shares (including warrants to purchase 37,337 shares which are exercisable within 60 days after March 24, 2010) held in the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee, 919 shares held by a retirement trust for the benefit of Dr. Bird and 22,500 shares subject to options granted to Dr. Bird which are exercisable within 60 days after March 24, 2010. Also includes 1,249,923 shares and warrants exercisable for 425,258 shares held the Sutter Hill Principals, their immediate families, retirement trusts for the benefit of the Sutter Hill Principals, and other trusts or entities controlled by, for the benefit of or directly, indirectly or beneficially owned by, the Sutter Hill Principals.
(10)	Pursuant to a Schedule 13G/A filed with the SEC on October 8, 2009, this number includes an aggregate of 3,079,649 shares held by Three Arch Partners III, L.P., including warrants exercisable for 769,627 shares within 60 days after March 24, 2010, and 165,563 shares held by Three Arch Associates III, L.P., including warrants exercisable for 41,376 shares within 60 days after March 24, 2010. Dr. Jaeger, who serves as a member of our board of directors, is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein. Also includes 30,000 shares subject to options granted to Dr. Jaeger which are exercisable within 30 days after March 24, 2010.
(11)

Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2010, this number includes 148,453 shares (including warrants to purchase 37,337 shares which are exercisable within 60 days after March 24, 2010) held in the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee, 919 shares held by a retirement trust for the benefit of Dr. Bird and 22,500 shares subject to options granted to Dr. Bird which are exercisable within 60 days after March 24, 2010. Also includes 3,960 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., 10,028 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. and 5,018,196 shares (including warrants to purchase 1,337,213 shares which are exercisable within 60 days after March 24, 2010) held by Sutter Hill Ventures, a California limited partnership (collectively, Sutter Hill), over which Dr. Bird, who is a member of our board of directors and is a managing director of the general partner of the partnerships mentioned herein, shares voting and investment power with ten other managing directors of the general partner of the partnerships mentioned herein. The other ten natural persons who have voting or investment power over the shares held of record by Sutter Hill are David L. Anderson, G. Leonard Baker, Jr., Tench Coxe, James C. Gaither, Gregory P. Sands, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. or, collectively, the Sutter Hill Principals. Also includes 1,249,923 shares and warrants exercisable for 425,258 shares held the Sutter Hill Principals, their immediate families, retirement trusts for the benefit of the Sutter Hill Principals, and other trusts or entities controlled by, for the benefit of or directly, indirectly or beneficially owned by, the Sutter Hill Principals.

(12)	Includes 30,000 shares subject to options granted to Mr. Cozadd which are exercisable within 60 days after March 24, 2010.
(13)	Includes 59,834 shares subject to options granted to Dr. Curd and warrants to purchase 20,275 shares, all of which are exercisable within 60 days after March 24, 2010. Also includes 4,250 shares acquired by Dr. Curd under our 2004 Employee Stock Purchase Plan.
(14)	Includes 27,500 shares subject to options granted to Mr. Hoffmann which are exercisable within 60 days after March 24, 2010.
(15)	Pursuant to a Schedule 13G/A filed with the SEC on October 8, 2009, this number includes 30,000 shares subject to options granted to Dr. Jaeger which are exercisable within 30 days after March 24, 2010. Also includes an aggregate of 3,079,649 shares held by Three Arch Partners III, L.P., including warrants exercisable for 769,627 shares within 60 days after March 24, 2010, and 165,563 shares held by Three Arch Associates III, L.P., including warrants exercisable for 41,376 shares within 60 days after March 24, 2010. Dr. Jaeger, who serves as a member of our board of directors, is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein.
(16)	Includes 34,598 shares subject to options granted to Dr. Matteucci and warrants to purchase 129,693 shares, all of which are exercisable within 60 days after March 24, 2010. Also includes 6,412 shares acquired by Dr. Matteucci under our 2004 Employee Stock Purchase Plan.
(17)	Includes 30,000 shares subject to options granted to Dr. Parker, all of which are exercisable within 60 days after March 24, 2010.
(18)	Includes 93,373 shares subject to options granted to Dr. Selick and warrants to purchase 40,549 shares, all of which are exercisable within 60 days after March 24, 2010. Also includes 6,653 shares acquired by Dr. Selick under our 2004 Employee Stock Purchase Plan.
(19)	Includes outstanding options to purchase 381,252 shares and warrants to purchase 2,808,324 shares, all of which are exercisable within 60 days after March 24, 2010. Also includes 28,261 shares acquired under our 2004 Employee Stock Purchase Plan by our current directors and executive officers as a group.

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

Pursuant to our Code of Ethics and the charter of our audit committee, our executive officers and directors must disclose transactions involving actual or apparent conflicts of interests, such as related party transactions, to the audit committee in writing and must obtain the audit committee’s approval prior to entering into any such transaction. In approving or rejecting any proposed transaction, the audit committee considers the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Related Party Transactions and Business Relationships

All of our directors and executive officers (except Jeffrey W. Bird) participated in our 2009 Option Exchange Program completed in February 2009. In connection with the 2009 Option Exchange Program, eligible employees, executive officers and directors had the opportunity to make a one-time election to cancel certain outstanding grants of stock options, or Current Options, under our 2004 Equity Incentive Plan for an equal number of new unvested options to be granted under the Plan after the date of cancellation of the Current Options, or the Replacement Options. The number of options exchanged by each director and executive officer pursuant to the 2009 Option Exchange Program and the approximate dollar value of new options granted to each director pursuant to the program is set forth in the table below.

Name	Number of Old Options Exchanged	Number of New Options Granted	Value of Options Granted(1)
Jeffrey W. Bird, M.D., Ph.D.	—	—	—
Bruce C. Cozadd	10,000	10,000	$4,800
John G. Curd, M.D.	103,332	103,332	$25,420
Joel A. Fernandes	29,164	29,164	$9,885
William A. Halter*	10,000	10,000	$4,800
David R. Hoffmann	7,500	7,500	$2,800
Wilfred E. Jaeger, M.D.	10,000	10,000	$4,800
Stewart M. Kroll	44,996	44,996	$16,973
Mark D. Matteucci, Ph.D.	45,832	45,832	$16,083
George G.C. Parker, Ph.D.	10,000	10,000	$4,800
Harold E. Selick, Ph.D.	108,332	108,332	$43,861

(1)	The value of the options granted represents the total incremental compensation cost that was measured, in accordance with FAS 123R, as the fair value of the new stock option award over the fair value of the original stock option award based on the closing price of $1.30 on February 17, 2009, the date of the re-grant.
*	Mr. Halter resigned from our board of directors on November 20, 2009

On October 5, 2009, we sold to certain investors, including certain of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, an aggregate of 18,324,599 shares of our common stock for a purchase price equal to $1.86 per share and, for a purchase price of $0.05 per share, warrants exercisable for a total of 7,329,819 shares of our common stock for aggregate gross proceeds of $35.0 million. Net proceeds generated from the offering were $33.1 million. The warrants have a five-year term and an exercise price equal to $2.23 per share of common stock. The exercise price of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to less than the then current exercise price. In addition, the number of shares issuable upon exercise of the warrants and the exercise price are subject to adjustment for subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. As a result of this sale, the exercise price of all outstanding warrants issued by us on August 29, 2008 was automatically adjusted from $2.34 per share to $1.86 per share.

The dollar amount invested in the offering by each of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, along with the number of shares and warrants purchased by such persons, is set forth in the table below:

Name	Amount Invested($)	Shares Purchased	Warrants Purchased
Entities affiliated with Felix J. Baker and Julian C. Baker(1)	2,299,995	1,570,678	628,270
Entities affiliated with Three Arch Partners(2)	1,999,999	1,047,120	418,847
Entities affiliated with Sutter Hill Ventures(3)	2,999,999	1,570,680	628,264
Frazier Healthcare VI, L.P.	7,499,999	3,926,701	1,570,680
Entities affiliated with Alta BioPharma Management III, LLC(4)	500,000	261,780	104,711
HealthCare Ventures VIII, L.P.	2,999,999	1,570,680	628,272
Jeffrey W. Bird, M.D., Ph.D.(5)	66,271	34,697	13,878
John G. Curd, M.D.	50,000	26,178	10,471
Stuart M. Kroll	9,999	5,235	2,094
Mark D. Matteucci, Ph.D.	314,999	164,921	65,968
Harold E. Selick, Ph.D.	100,000	52,356	20,942

(1)	Includes 383,655 shares and 153,462 warrants purchased by 667, L.P., 1,143,049 shares and 457,219 warrants purchased by Baker Brokers Life Sciences, L.P., 31,551 shares and 12,620 warrants purchased by 14159, L.P., 11,423 shares and 4,569 warrants purchased by Baker/Tisch Investments, L.P., and 1,000 shares and 400 warrants purchased by Baker Brothers Investments II, L.P.
(2)	Includes 993,696 shares and 397,478 warrants purchased by Three Arch Partners III, L.P. and 53,424 shares and 21,369 warrants purchased by Three Arch Associates III, L.P. Dr. Jaeger is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P.
(3)	Includes 1,143,734 shares and 628,264 warrants were purchased by Sutter Hill Ventures, a California limited partnership. Dr. Bird, who serves as a member of our board of directors, is a managing director of the general partner of Sutter Hill Ventures. Also includes 426,946 shares and 170,771 warrants purchased by individuals affiliated with Sutter Hill Ventures who are deemed to own more than 5% of the outstanding shares of our common stock and entities affiliated with such individuals.
(4)	Includes 239,768 shares and 95,907 warrants purchased by Alta BioPharma Partners III, L.P., 16,103 shares and 6,441 warrants purchased by Alta BioPharma Partners III, GmbH & Co. Beteiligungs KG, and 5,909 shares and 2,363 warrants purchased by Alta Embarcadero BioPharma Partners III, LLC.
(5)	All 34,697 shares and 13,878 warrants were purchased by the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee. Dr. Bird is a managing director of the general partner of each of Sutter Hill Entrepreneurs Fund (AI), L.P., Sutter Hill Entrepreneurs Fund (QP), L.P. and Sutter Hill Ventures.

Our Certificate of Incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, and the rules promulgated by the SEC, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership of our equity securities, and changes in that ownership, with the SEC. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no other reports were required, we believe that our directors, executive officers and beneficial owners of more than 10% of our equity securities complied with all applicable filing requirements during 2009.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth, as of March 24, 2010, information about our executive officers.

Name	Age	Position(s)
Harold E. Selick, Ph.D.	55	Chief Executive Officer and Director
John G. Curd, M.D.	64	President and Chief Medical Officer
Joel A. Fernandes	40	Senior Director, Finance and Controller
Stewart M. Kroll	51	Vice President of Biostatistics and Clinical Operations
Mark D. Matteucci, Ph.D.	56	Senior Vice President, Discovery Research

Biographical information for Dr. Selick is included above under the heading “Nominees and Continuing Directors.”

John G. Curd, M.D. has served as our President and Chief Medical Officer since October 2007. Dr. Curd previously provided advisory and consulting services to us in 2007 relating to results of certain of our clinical trials. From December 2001 until 2007, Dr. Curd served as President and Chief Medical Officer of Novacea, Inc., a biopharmaceutical company. From May 2001 to December 2001, Dr. Curd served as Senior Vice President of Development and Interim President for Vaccines at Maxygen, Inc., a biotechnology company. From June 1999 to May 2001, Dr. Curd served as Executive Vice President at VaxGen, Inc., a vaccine company. From December 1991 to June 1999, Dr. Curd served in various positions at Genentech, Inc., including Vice President of Clinical Development. From 1978 to 1991, Dr. Curd served in various positions at Scripps Clinical and Research Foundation in La Jolla, California, including President of the Medical Staff and Vice Chairman of the Department of Medicine. Dr. Curd holds a B.S. in chemistry from Princeton University and an M.D. from Harvard Medical School.

Joel A. Fernandes joined us in April 2006 and has served as our Senior Director, Finance and Controller since November 2007. Prior to November 2007, Mr. Fernandes served as our Assistant Controller. Mr. Fernandes served as Associate Director of Finance at Theravance, Inc. from January 2005 to March 2006, Senior Manager of Corporate Finance at KLA-Tencor from August 2002 to January 2005 and Assistant Controller of ALZA Corporation from 1999 to 2002. Mr. Fernandes has been a Certified Public Accountant since 1996 and has a Masters in Accountancy from Manchester College, Indiana.

Stewart M. Kroll joined us in January 2005 and has served as our Vice President of Biostatistics and Clinical Operations since January 2007. Prior to January 2007, Mr. Kroll served as our Senior Director of Biostatistics and as our Director of Biostatistics. Mr. Kroll served as the Senior Director of Biostatistics of Corixa Corporation from December 2000 to January 2005, and served in positions of increasing responsibility, most recently as Director of Biostatistics of Coulter Pharmaceuticals, Inc. from January 1997 to December 2000. Mr. Kroll received his B.A. and M.A. from the University of California, Berkeley.

Mark D. Matteucci, Ph.D. joined us in August 2003 and has served as our Senior Vice President, Discovery Research since January 2007. Prior to January 2007, Dr. Matteucci served as our Vice President, Discovery Research. Dr. Matteucci provided medicinal chemistry consultation to several biotechnology companies from 1999 to 2002. He served as the Director of Bioorganic Chemistry at Gilead Sciences, Inc. from 1988 to 1999, where he was the first scientist hired and he established that company’s research program in nucleic acid targeting. Prior to joining Gilead Sciences, Dr. Matteucci was a scientist at Genentech, Inc. Dr. Matteucci received his B.S. from the Massachusetts Institute of Technology and Ph.D. from the University of Colorado.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by (a) our principal executive officer and (b) our two most highly compensated executive officers at the end of fiscal year 2009. Collectively, this group is referred to in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary(1)($)	Bonus(2)($)	Option Awards(3)($)	All Other Compensation($)		Total($)
Harold E. Selick, Ph.D. Chief Executive Officer	2009	500,000	90,000	567,714	2,327	(4)	1,160,041
	2008	500,000	50,000	798,543	414	(4)	1,348,957

John G. Curd, M.D. President and Chief Medical Officer	2009	350,000	50,000	82,977	2,572	(4)(5)	485,549
	2008	350,000	50,000	64,575	1,188	(4)	465,763

Mark D. Matteucci, Ph.D. Senior Vice President, Discovery Research	2009	275,000	30,000	191,284	1,166	(4)	497,450
	2008	275,000	30,000	268,020	774	(4)	573,794

(1)	Includes amounts deferred pursuant to our 401(k) plan.
(2)	The amounts in this column reflect cash bonus awards to the named individual for fiscal years 2009 and 2008 which were paid in 2010 and 2009, respectively.
(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal years 2009 and 2008 in accordance with FAS 123R, disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 8, 2010 for a discussion of all assumptions we made in determining the FAS 123R values of our equity awards.
(4)	Represents group term life insurance premiums paid by us on behalf of the named individual for fiscal years 2009 and 2008.
(5)	Includes $188 for the reimbursement of Dr. Curd’s medical insurance deductible.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal year 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price* ($)	Option Expiration Date
Harold E. Selick, Ph.D.	16,041	53,959	$0.79	1/8/2019
	14,405	27,261	1.30	2/26/2018
	16,974	24,692	1.30	3/19/2017
	22,916	2,084	1.30	3/13/2016

Mark D. Matteucci, Ph.D.	5,729	19,271	0.79	1/8/2019
	7,236	17,764	1.30	2/26/2018
	5,092	7,408	1.30	3/19/2017
	7,637	695	1.30	3/12/2016

John G. Curd, M.D.	8,020	26,980	0.79	1/8/2019
	8,082	16,917	1.30	2/26/2018
	25,343	52,990	1.30	10/21/2017

*	In February 2009, all of our named executive officers exchanged their outstanding options for Replacement Options with an exercise price of $1.30 per share pursuant to the 2009 Option Exchange Program. See “Related Party Transactions—Related Party Transactions and Business Relationships.”

Potential Payments Upon Termination or Change In Control

Change of Control Arrangements

In December 2004, we entered into a change of control severance agreement with Harold E. Selick, which was amended and restated in November 2008. This agreement provides that if Dr. Selick’s employment is terminated by us without cause or is involuntarily terminated, then he will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If we terminate Dr. Selick without cause or involuntarily terminate him within 18 months following a change of control, then he will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; immediate acceleration and vesting of all stock options granted prior to the change of control; the termination of our right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits.

Under his amended and restated change of control and severance agreement with us, if Dr. Selick’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance in addition to being paid his accrued PTO. If Dr. Selick’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $81,517 as of December 31, 2009 based on the closing price of our common stock on the NASDAQ Capital Market of $1.80 on December 31, 2009, the final trading day of fiscal year 2009, net of the applicable exercise price of such options, and approximately $20,723 of health benefits.

In December 2004, we entered into a change of control severance agreement with Mark D. Matteucci, which was amended and restated in November 2008. Under his amended and restated change of control and severance agreement with us, if Dr. Matteucci’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Matteucci would have been eligible to receive a lump sum payment of $275,000 in severance in addition to being paid his accrued PTO. If Dr. Matteucci’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Matteucci would have been eligible to receive a lump sum payment of $275,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $32,397 as of December 31, 2009 based on the closing price of our common stock on the NASDAQ Capital Market of $1.80 on December 31, 2009, the final trading day of fiscal year 2009, net of the applicable exercise price of such options, and approximately $22,382 of health benefits.

In October 2007, we entered into a change of control severance agreement with John G. Curd, which was amended and restated in November 2008. Under his amended and restated change of control and severance agreement with us, if Dr. Curd’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Curd would have been eligible to receive a lump sum payment of $350,000 in severance in addition to being paid his accrued PTO. If Dr. Curd’s employment with us was terminated as of December 31, 2009 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Curd would have been eligible to receive a lump sum payment of $350,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $62,203 as of December 31, 2009 based on the closing price of our common stock on the NASDAQ Capital Market of $1.80 on December 31, 2009, the final trading day of fiscal year 2009, net of the applicable exercise price of such options, and approximately $17,104 of health benefits.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain of our officers. Such agreements require us, among other things, to indemnify our directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2009

	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	935,660	$1.17	630,558
Equity compensation plans not approved by stockholders	—	—	—

Total	935,660	$1.17	630,558	(1)(2)

(1)	Includes 487,053 shares of our common stock issuable under our 2004 Employee Stock Purchase Plan
(2)	On January 1 of each year until January 1, 2014, the number authorized shares under our 2004 Equity Incentive Plan is automatically increased by a number of shares equal to the lesser of:
•	5% of the number of our shares issued and outstanding prior to the preceding December 31;
•	202,401 shares (which shall increase to 1,250,000 shares if the proposed amendments to our 2004 Equity Incentive Plan are approved by our stockholders at the 2010 annual meeting); or
•	an amount determined by our board of directors.

DIRECTOR COMPENSATION

Each non-employee director receives an annual cash retainer of $30,000. In addition, the chair of the audit committee receives an annual cash retainer of $16,000 and the chairs of the nominating and governance committee and the compensation committee each receive an annual retainer of $14,000. Each other member of the audit committee, the nominating and governance committee and the compensation committee receives an annual cash retainer of $10,000. All of our directors are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

All non-employee directors receive automatic stock option grants under our 2004 Equity Incentive Plan. In May 2009, each non-employee director received an automatic grant of an option to purchase 2,500 shares of our common stock.

In addition, all directors participated in the 2009 Option Exchange Program completed in February 2009. In connection with the Option Exchange Program, eligible employees, executive officers and directors had the opportunity to make a one-time election to cancel certain outstanding grants of stock options, or Current Options, under our 2004 Equity Incentive Plan for an equal number of new unvested options to be granted under our 2004 Equity Incentive Plan after the date of cancellation of the Current Options, or the Replacement Options. The number of options exchanged by each director pursuant to the Option Exchange Program is set forth below in the Director Summary Compensation Table.

All employee directors who are not 5% owners of our common stock are also eligible to participate in our Amended and Restated 2004 Employee Stock Purchase Plan, or ESPP. In 2009, Dr. Selick purchased 834 shares of our common stock under the ESPP.

On November 20, 2009, Mr. Halter resigned from our board of directors. In recognition of Mr. Halter’s service to us, and in consideration for a customary release of claims, we accelerated the vesting of all of Mr. Halter’s unvested stock options and paid Mr. Halter a one-time lump sum payment equal to $16,500, the amount Mr. Halter would have received for his board service in the following six months.

Director Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2009, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)
Jeffrey W. Bird, M.D., Ph.D.	50,000	13,908	63,908
Bruce C. Cozadd	40,000	19,329	59,329
William A. Halter(2)	60,500	24,887	85,387
David R. Hoffmann	56,000	27,322	83,322
Wilfred E. Jaeger, M.D.	54,000	19,329	73,329
George G.C. Parker, Ph.D.	40,000	19,329	59,329

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2009 in accordance with FAS 123R, disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 8, 2010 for a discussion of all assumptions we made in determining the FAS 123R values of our equity awards.
(2)	Mr. Halter resigned as a member of our board of directors effective November 20, 2009. The amounts set forth in this table include a $16,500 lump sum payment made to Mr. Halter and the dollar amount recognized for financial reporting purposes in accordance with FAS 123R, disregarding any forfeiture assumptions, resulting from the accelerated vesting of Mr. Halter’s unvested stock options, each in connection with Mr. Halter’s resignation from our board of directors. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 8, 2010 for a discussion of all assumptions we made in determining the FAS 123R values of our equity awards.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by our board of directors (which charter is available at www.thresholdpharm.com), the purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent registered public accounting firm. Each member of the audit committee meets the independence requirements of the NASDAQ Stock Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K, the audit committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2009 with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board in Rule 3526, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence; and

•

based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 to be filed with the SEC.

AUDIT COMMITTEE

David R. Hoffmann (chair)
Jeffrey W. Bird
Wilfred E. Jaeger

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Auditor’s Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2009 and 2008.

	2009	2008
Audit Fees(1)	$317,465	349,202
Audit-Related Fees(2)		—
Tax Fees(3)		—
All other Fees(4)	900	2,400

Total	$318,365	351,602

The audit committee has delegated to the chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist primarily of accounting consultations, employee benefit plan audits and other attestation services. For fiscal years 2009 and 2008, respectively, no fees were paid to PricewaterhouseCoopers LLP for accounting consultations, employee benefit plan audits and other attestation services.
(3)	For fiscal years 2009 and 2008, respectively, no fees were paid to PricewaterhouseCoopers LLP for tax advice or tax return preparation services.
(4)	All other fees consisted of a subscription fee for an online accounting research tool.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2010 annual meeting, our stockholders will vote on the election of two Class III directors to serve for a three-year term until the 2013 annual meeting of stockholders and until their successors are elected and qualified. Our board of directors has unanimously nominated Bruce C. Cozadd, David R. Hoffman and George G.C. Parker upon the recommendation of the nominating and governance committee, for election to our board of directors as Class III directors. The nominees have indicated that they are willing and able to serve as directors. If either Mr. Cozadd, Mr. Hoffman or Dr. Parker becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person or persons as shall be designated by our board of directors. The proxies being solicited will be voted for no more than three nominees at the 2010 annual meeting. The Class III Directors will be elected by a plurality of the votes cast, in person or by proxy, at the 2010 annual meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors recommends a vote “FOR” the election of Bruce C. Cozadd, David R. Hoffman and George G.C. Parker as Class III directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Bruce C. Cozadd, David R. Hoffman and George G.C. Parker.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the 2010 annual meeting, our stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2010 annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2010 annual meeting will be required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

PROPOSAL 3

APPROVAL OF

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our board of directors is recommending that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, to increase the authorized number of shares all classes of stock from 52,000,000, consisting of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, to 152,000,000, consisting of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. As amended, Article Fourth, Paragraph A of our Certificate of Incorporation would read in its entirety as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,000,000, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

The form of amendment to our Amended and Restated Certificate of Incorporation that would be filed with the Delaware Secretary of State upon approval of the amendment by our stockholders is attached as Appendix A to this proxy statement.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except, to the extent that the additional authorized shares are issued in the future, for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. The amendment would not increase the authorized number of shares of preferred stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

As of March 24, 2010, 46,266,179 shares of the Company’s 50,000,000 authorized shares of common stock were outstanding or reserved for issuance as follows:

•	approximately 33,638,201 shares of our common stock were outstanding;

•	options to purchase an aggregate of 931,660 shares of our common stock were outstanding under our 2004 Amended and Restated Equity Incentive Plan, or 2004 Equity Incentive Plan;

•	a total of 329,906 shares of our common stock were reserved for future issuance under our 2004 Equity Incentive Plan;

•	a total of 448,372 shares of our common stock were reserved for future issuance under our Employee Stock Purchase Plan, or ESPP; and

•	a total of 10,918,040 shares of common stock were reserved for future issuance upon conversion of the outstanding warrants issued on October 5, 2009 and August 29, 2008.

Accordingly, approximately 3,733,821 shares of common stock remained available for future issuance as of March 24, 2010.

Our board of directors believes that it is in our best interest and of that of our stockholders to have a sufficient number of authorized shares of our common stock available for issuance in order to provide us with business and financing flexibility for potential future corporate action, including, without limitation, future financings, establishing collaborations or other strategic relationships, expanding our business or product lines through acquisitions of other businesses or products, investment opportunities or other corporate purposes, including the issuance of shares of common stock upon exercise of stock options and warrants. Our board of directors and our management believe that an increase in the authorized number of shares of our common stock is desirable now in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of our stockholders to approve such amendments.

Our board of directors anticipates that we will issue additional shares of common stock to provide equity incentives to employees, consultants, officers and directors, including under our 2004 Equity Incentive Plan and our ESPP. Except with respect to the conversion of outstanding warrants, our 2004 Equity Incentive Plan and our ESPP, we currently have no specific understandings, agreements or arrangements, oral or written, that would require us to issue new shares of our common stock. However, our board of directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

The additional shares of common stock that would become available for issuance if this proposal were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes in control of management. For example, without further stockholder approval, our board of directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Even if our stockholders approve an increase in the number of our Company’s authorized shares, we reserve the right not to amend the Certificate of Incorporation if our board of directors does not deem such amendment to be in our best interest our those of our stockholders following the 2010 annual meeting.

Our board of directors recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation.

PROPOSAL 4

APPROVAL OF

AMENDMENTS TO OUR 2004 EQUITY INCENTIVE PLAN

Our board of directors is recommending that our stockholders approve amendments to our 2004 Amended and Restated Equity Incentive Plan, or 2004 Equity Incentive Plan, to (a) increase the aggregate number of shares of common stock authorized for issuance under the plan from 1,922,804 shares to 4,172,804 shares, (b) increase the automatic annual increase in the number of shares of common stock authorized for issuance under the plan from a number of shares equal to the lesser of (i) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (ii) 202,401 shares or (iii) a number of shares set by our board of directors, to a number of shares equal to the lesser of (x) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (y) 1,250,000 shares or (z) a number of shares set by our board of directors, and (c) to increase the size of the automatic annual option grant to continuing non-employee directors from 10,000 shares to 12,500 shares, effective as of the 2010 annual meeting. The proposal is described more fully below.

Our board of directors adopted the amendments to our 2004 Equity Incentive Plan to provide us with more flexibility in granting equity incentives to current and new employees, consultants and non-employee directors and to ensure that we can continue to grant equity incentives, including automatic option grants to non-employee directors, at levels determined appropriate by our board of directors, which will enable our 2004 Equity Incentive Plan to continue to be an effective plan to attract and retain employees, consultants and non-employee directors.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2010 annual meeting will be required to approve the proposed amendments to our 2004 Equity Incentive Plan.

Our board of directors recommends a vote “FOR” the approval of the amendments to our 2004 Equity Incentive Plan.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the approval of the amendments to our 2004 Equity Incentive Plan.

Summary Description of the 2004 Equity Incentive Plan

The essential features of the 2004 Equity Incentive Plan, as proposed to be amended, are summarized below. This summary is qualified in its entirety by the terms of the 2004 Equity Incentive Plan, a copy of which is attached as Appendix B to this proxy statement. The 2004 Equity Incentive Plan will terminate in April 2014 unless it is terminated earlier by our board or directors.

Stock options, stock appreciation rights (SARs), stock awards and cash awards may be granted under the 2004 Equity Incentive Plan. Each is referred to as an award in the 2004 Equity Incentive Plan. Options granted under the 2004 Equity Incentive Plan may be either “incentive stock options,” as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonstatutory stock options.

Share Reserve. We have reserved a total of 1,922,804 shares of our common stock, plus the shares described below, for issuance under the 2004 Equity Incentive Plan, 329,906 of which were available for future grant as of March 24, 2010. If the proposed amendments to the 2004 Equity Incentive Plan are approved by our stockholders at the 2010 annual meeting, the number of shares of common stock reserved for issuance under the plan would increase to 4,172,804, of which 2,604,906 would be available for grant on a pro forma basis as of March 24, 2010.

Except as required by applicable law, awards generally will not reduce the shares reserved for issuance under the 2004 Equity Incentive Plan until the earlier of the date award shares are vested pursuant to the terms of an applicable award or the actual date of delivery of such award shares to the participant. If the proposed amendments to the 2004 Equity Incentive Plan are approved, the Shares reserved under the plan would also include (ii) shares of common stock issued under the 2001 Equity Incentive Plan or the 2004 Equity Incentive Plan that are forfeited or repurchased by us in the future at or below the original purchase price or that are issuable upon exercise of awards granted pursuant to the 2001 Equity Incentive Plan or the 2004 Equity Incentive Plan that expire or become unexercisable in the future for any reason without having been exercised, plus (iii) shares of common stock that are restored in the future by our board of directors or its compensation committee pursuant to provisions in the 2004 Equity Incentive Plan that permit options to be settled in shares on a net appreciation basis at our election. Our 2001 Equity Incentive Plan terminated upon the completion of our initial public offering in 2005.

Automatic Annual Increase of Share Reserve. The 2004 Equity Incentive Plan provides that the share reserve will be cumulatively increased on January 1 of each year until January 1, 2014, by a number of shares that is equal to the lesser of (a) 5% of the number of our company’s shares issued and outstanding prior to the preceding December 31, (b) 202,401 shares (which shall increase to 1,250,000 shares if the proposed amendments to the 2004 Equity Incentive Plan are approved by stockholders at the 2010 annual meeting) or (c) a number of shares set by our board of directors.

Automatic Grants. The 2004 Equity Incentive Plan provides that persons who become non-employee directors will be automatically granted options under the 2004 Equity Incentive Plan in the following amounts: (a) an option to purchase 5,000 shares of our common stock upon their initial appointment to our board of directors, and (b) on the date of each annual stockholders meeting and provided that such individual has served as a non-employee director for at least six months, an option to purchase 10,000 shares (which shall increase to 12,500 shares if the proposed amendments to the 2004 Equity Incentive Plan are approved by stockholders at the 2010 annual meeting) annually thereafter. The increase in the size of the automatic annual option grant from 10,000 shares to 12,500 shares, if approved by our stockholders, will be effective as of the 2010 annual meeting, and therefore the automatic annual option grant to each our directors on the date of the 2010 annual meeting will be 12,500 shares.

Administration. The 2004 Equity Incentive Plan is administered by the Compensation Committee of our board of directors or a delegated officer in certain instances. The Compensation Committee or officer is referred to in the 2004 Equity Incentive Plan as the administrator.

Eligibility. Awards under the 2004 Equity Incentive Plan may be granted to our employees, directors and consultants. Incentive stock options may be granted only to our employees. The administrator, in its discretion, approves awards granted under the 2004 Equity Incentive Plan. As of March 24, 2010, approximately 45 persons were eligible to participate in the 2004 Equity Incentive Plan, including approximately 34 employees, six consultants and five non-employee directors. Our 34 employees were the only persons eligible to receive grants of incentive stock options under the 2004 Equity Incentive Plan.

Termination of Awards. Generally, if an awardee’s service to us terminates other than by reason of death, disability, retirement or for cause, vested options and SARs will remain exercisable for a period of three months following the termination of the awardee’s service. Unless otherwise provided for by the administrator in the award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant or director, the awardee’s vested options and SARs will be exercisable for one year following the awardee’s death or disability, or if earlier, the expiration of the term of such award.

Nontransferability of Awards. Unless otherwise determined by the administrator, awards granted under the 2004 Equity Incentive Plan are not transferable other than by will, a domestic relations order, or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

Stock Options

Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant (100% if granted to a holder of ten percent or more of our common stock, or a ten percent stockholder). The exercise price of a nonstatutory stock option may not be less than 85% of the fair market value of our common stock on the date of grant. The fair market value of our common stock will generally be the closing sales price as quoted on the NASDAQ Capital Market. The closing stock price of our common stock reported on the NASDAQ Capital Market on March 24, 2010 was $1.83 per share.

Exercise of Option; Form of Consideration. The administrator determines the vesting schedule (if any) applicable to options. The administrator may grant options that are exercisable for unvested shares of common stock. To the extent that an optionee exercises an unvested option, we generally have the right to repurchase any or all of such unvested shares for either the exercise price paid by the optionee for such shares or the lower of the (i) exercise price paid by the optionee for such shares or (ii) current fair market value of such shares, as determined in accordance with the 2004 Equity Incentive Plan, upon termination of optionee’s employment or other relationship with us. This repurchase right lapses at the same rate as the vesting schedule applicable to the shares underlying the option. The means of payment for shares issued on exercise of an option are specified in each award agreement. The 2004 Equity Incentive Plan permits payment to be made by any lawful means including cash, check, wire transfer, other shares of our common stock (with some restrictions), broker-assisted same day sales or cancellation of any debt owed by us or any of our affiliates to the optionholder or in certain instances a delivery of cash or stock for any net appreciation.

Term of Options. The term of an option may be no more than ten years from the date of grant. Any incentive stock option granted to a ten percent stockholder may not have a term of more than five years. No option may be exercised after the expiration of its term.

Stock Appreciation Rights.

The administrator may grant SARs alone, in addition to, or in tandem with, any other awards under this plan. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the administrator. The excess amount will be payable in ordinary shares, in cash or in a combination thereof, as determined by the administrator. The terms and conditions of an SAR will be contained in an award agreement. The grant of an SAR may be made contingent upon the achievement of objective performance conditions.

Stock Awards.

The administrator may grant stock awards such as bonus stock, restricted stock or restricted stock units. Generally such awards will contain vesting features such that awards will either not be delivered, or may be repurchased by us at cost, if the vesting requirements are not met. The administrator will determine the vesting and share delivery terms. In the case of restricted stock units the administrator may in its discretion offer the awardee the right to defer delivery. Stock awards may be settled in cash or stock as determined by the administrator.

Cash Awards.

The administrator may grant stock awards to plan participants either alone, in addition to, or in tandem with other awards granted under the 2004 Equity Incentive Plan. A cash award may have terms, conditions and restrictions as determined by the administrator.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences of the 2004 Equity Incentive Plan. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof. The summary does not address any foreign, state or local tax consequences of participation in the 2004 Equity Incentive Plan.

Stock Options. In general, as long as the option is granted at no less than fair market value, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of our common stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a non-qualified stock option.

Upon the exercise of a non-qualified stock option, a plan participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of our common stock received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of our common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.

Generally, a plan participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to us, provided the option is exercised while the plan participant is an employee or within three (3) months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2004 Equity Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the 2004 Equity Incentive Plan will be treated as a non-qualified stock option to the extent it (together with other incentive stock options granted to the plan participant by the us) first becomes exercisable in any calendar year for shares of our common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

Although the exercise of an incentive stock option would not produce ordinary taxable income to a plan participant, it would result in an increase in a plan participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If shares of our common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of our common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the plan participant will recognize ordinary income at the time of disposition, and we will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of our common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held by the plan participant. Where shares of our common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of our common stock have been held by the plan participant.

If an option is exercised through the use of shares of our common stock previously owned by the plan participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Stock Appreciation Rights. With respect to stock appreciation rights granted at no less than fair market value under the 2004 Equity Incentive Plan, generally, when a plan participant receives payment with respect to a stock appreciation right granted to him or her under the 2004 Equity Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such plan participant and will be allowed as a deduction for federal income tax purposes to us.

Stock Awards. Generally, when a plan participant receives a grant of shares of our common stock under the 2004 Equity Incentive Plan, the fair market value of the shares received will be ordinary income to the plan participant and will be allowed as a deduction by us for federal income tax purposes to us.

Cash Awards. Generally, when a plan participant receives a cash award under the 2004 Equity Incentive Plan, the amount of the award will be ordinary income to the plan participant and will be allowed as a deduction by us for federal income tax purposes to us.

Payment of Withholding Taxes. We may withhold, or require a plan participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2004 Equity Incentive plan.

Limitation on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2004 Equity Incentive Plan) by a public company to a “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the company) to no more than $1 million. We currently intends to structure stock options granted under the 2004 Equity Incentive Plan to comply with the exception to nondeductibility under Section 162(m) of the Code.

Section 409A. Certain awards, including stock options and SARs granted with an exercise price that is less than fair market value, certain restricted stock units, and certain awards that are considered modified, can be considered non-qualified deferred compensation and subject to Section 409A of the Code. Awards that are subject to but do not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to the recipient, and may result in accelerated imposition of income tax and the related withholding.

New Plan Benefits

As of March 24, 2010, approximately 45 persons were eligible to participate in the 2004 Equity Incentive Plan, including approximately 34 employees, five consultants and five non-employee directors. Our 34 employees were the only persons eligible to receive grants of incentive stock options under the 2004 Equity Incentive Plan.

The 2004 Equity Incentive Plan provides that persons who become non-employee directors will be automatically granted options under the 2004 Equity Incentive Plan in the following amounts: (a) an option to purchase 5,000 shares of our common stock upon their initial appointment to our board of directors, and (b) 10,000 shares (12,500 shares if the proposed amendments to the 2004 Equity Incentive Plan are approved by our stockholders) on January 1 of each year, provided that such individual has served as a non-employee director for at least six months. Future awards and benefits to be granted to the participants in the 2004 Equity Incentive Plan, including our executive officers and non-employee directors, other than the foregoing automatic grants, are at the discretion of our board of directors and cannot be determined as of the date hereof. The table below contains a summary of the awards granted under the 2004 Equity Incentive Plan in the year ended December 31, 2009:

Name and Principal Position	Number of Options Granted
Harold E. Selick, Ph.D.	70,000
Chief Executive Officer

John G. Curd, M.D.	35,000
President and Chief Medical Officer

Mark D. Matteucci, Ph.D.	25,000
Senior Vice President, Discovery Research

All current executive officers as a group	160,000

All non-employee directors as a group(1)	120,000

All employees, including all officers who are not executive officers, as a group	109,900

All plan participants	395,600

(1)	Includes 20,000 options granted in 2009 to William A. Halter, who resigned as a member of our board of directors effective November 29, 2009.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a household. A stockholder may request that we deliver a separate copy of either document by writing to the Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or by phoning us at (650) 474-8200 and asking for Investor Relations. In the event a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

FORM 10-K

We will mail without charge to any stockholder upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 including the financial statements, schedules and a list of exhibits. Requests should be sent to: Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Corporate Secretary at our principal executive offices no earlier than November 6, 2010 or 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting, and not later than December 6, 2010, or 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting, this advance notice must be received not earlier than or 150 days prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals will be made available to stockholders from our Corporate Secretary upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the proxy statement of our board of directors for the 2010 annual meeting must submit such proposals so as to be received by us at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, on or before December 6, 2010. In addition, if we are not notified by December 8, 2010 of a proposal to be brought before the 2011 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Dr. Harold E. Selick
Chief Executive Officer

Redwood City, California

April 5, 2010

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THRESHOLD PHARMACEUTICALS, INC.

The undersigned, Dr. Harold E. Selick, hereby certifies that:

1. He is the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 17, 2001.

3. Article Fourth, Paragraph A of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,000,000, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Redwood City, California on                     , 2010.

/s/ Harold E. Selick
Dr. Harold E. Selick Chief Executive Officer

A-1

Appendix B

2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF THRESHOLD PHARMACEUTICALS, INC.

(as amended on May 19, 2010 (the “Amendment Date”))

1. Purpose of this Plan

The purpose of this 2004 Amended and Restated Equity Incentive Plan is to enhance the long-term stockholder value of Threshold Pharmaceuticals, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of Threshold Pharmaceuticals, Inc.

2. Definitions and Rules of Interpretation

2.1 Definitions.

This Plan uses the following defined terms:

(a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means the right to receive cash as described in Section 8.3.

(j) “Cause” means employment related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense that shall be a sufficient, but not a necessary, basis for such belief.

(k) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n) “Company” means Threshold Pharmaceuticals, Inc., a Delaware corporation.

(o) “Company Director” means a member of the Board.

(p) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(r) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(s) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(t) “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(u) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(v) “Exchange Act” means the Securities Exchange Act of 1934.

(w) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(x) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(y) “Fair Market Value” means the value of Shares as determined under Section 17.2.

(z) “Fundamental Transaction” means any transaction or event described in Section 10.3.

(aa) “Good Reason” means (i) a material diminution in responsibility or compensation, or (ii) requiring Awardee to work in a location (other than normal business travel) which is more than 50 miles from Awardee’s principal place of business before the change.

(bb) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(cc) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(dd) “Involuntary Termination” means termination by the Company without Cause or termination by the Awardee for Good Reason.

(ee) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(ff) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(gg) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(hh) “Option” means a right to purchase Shares of the Company granted under this Plan.

(ii) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(jj) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(kk) “Plan” means this 2004 Amended and Restated Equity Incentive Plan of Threshold Pharmaceuticals, Inc.

(ll) “Prior Plan” means the Company’s 2001 Equity Incentive Plan.

(mm) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(nn) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(oo) “SAR” or “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(pp) “Securities Act” means the Securities Act of 1933.

(qq) “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(rr) “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(ss) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(tt) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(uu) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(vv) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(ww) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3. Shares Subject to this Plan; Term of this Plan

3.1 Number of Award Shares. The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares reserved for issuance over the remaining term of this Plan as of the Amendment Date shall be 4,172,8041 (which number of Shares reflects all automatic increases pursuant to the last sentence of this Section 3.1 prior to the Amendment Date and all increases pursuant to the fourth sentence of this Section 3.1 prior to the Amendment Date). Except as required by Applicable Law, Shares shall not reduce the number of Shares reserved for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Notwithstanding the foregoing, the maximum number of Shares shall be increased by (i) the number of shares available for issuance, as of the Effective Date, under the Prior Plan as last approved by the Company’s stockholders, including the Shares subject to outstanding awards under the Prior Plan, plus (ii) those Shares issued under the Plan or Prior Plan that are forfeited or repurchased by the Company at the original purchase price or less or that are issuable upon exercise of awards granted under the Plan or Prior Plan that expire or become unexercisable for any reason after the Effective Date, plus (iii) those Shares that are Restored pursuant to the decision of the Board or Committee pursuant to Section 6.4(a) to deliver only such Shares as are necessary to award the net Share appreciation. The repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan to the extent the Company repurchases Shares that were originally exercised or purchased with other previously owned Shares. The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date and each January 1 thereafter for 9 more years, by a number of Shares equal to the lesser of (a) 5% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 1,250,0002 Shares, and (c) a number of Shares set by the Board.

3.2 Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3 Term of this Plan

(a) This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.

[1]	Reflects amendment effective May 19, 2010 and stock splits effective January 26, 2005 and August 20, 2008.
[2]	Reflects amendment effective May 19, 2010 and stock splits effective January 26, 2005 and August 20, 2008.

(b) Subject to the provisions of Section 13, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the earlier of those dates.

4. Administration

4.1 General

(a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2 Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a) grant Awards, including Substitute Awards;

(b) determine the Fair Market Value of Shares;

(c) determine the Option Price and the Purchase Price of Awards;

(d) select the Awardees;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Award Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) modify or amend any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 13.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5. Persons Eligible to Receive Awards

5.1 Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2 Section 162(m) Limitation.

(a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase more than 202,4013 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that my be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 303,6014 Shares under Options in the calendar year which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

[3]	Reflects stock splits effective January 26, 2005 and August 20, 2008.
[4]	Reflects stock splits effective January 26, 2005 and August 20, 2008.

(b) Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6. Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price. Except as specifically provided herein, no Nonstatutory Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4 Form and Method of Payment.

(a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7 Repricings. Options may be repriced, replaced or regranted through cancellation or modification.

7. Incentive Stock Options.

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j) An Incentive Stock Option may only be modified by the Board.

8. Stock Appreciation Rights, Stock Awards and Cash Awards

8.1 Stock Appreciation Rights. The following rules apply to SARs:

(a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

(c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 9) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(e) Repricings. A SAR may be repriced, replaced or regranted, through cancellation or modification.

8.2 Stock Awards. The following rules apply to all Stock Awards:

(a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c) Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3 Cash Awards. The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9. Exercise of Awards

9.1 In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2 Time of Exercise. Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3 Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4 Termination

(a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination for other than Cause, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the ninety (90) days after the Termination, but in no event after the Expiration Date. Unless otherwise provided in the Award Agreement, in the event of termination for Cause the Award may not be exercised after the date of Termination. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than

Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e) Administrator Discretion. Notwithstanding the provisions of Section 9.4(a)–(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i) Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10. Certain Transactions and Events

10.1 In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 13.3.

10.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3 Fundamental Transactions. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change in Control.” The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an Involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate for 12 months of vesting so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following termination.

10.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture.” In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards of Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

10.6 Dissolution. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11. Automatic Option Grants to Non-Employee Directors and Non-Employee Director Fee Option Grants

11.1 Automatic Option Grants to Non-Employee Directors.

(a) Grant Dates. Option grants to Non-Employee Directors shall be made on the dates specified below:

(i) Each Non-Employee Director who is first elected or appointed to the Board at any time after the effective date of this Plan shall automatically be granted, on the date of such initial election or appointment, an Option to purchase 5,0005 Shares (the “Initial Grant”).

(ii) Commencing in 2005, on the date of each annual stockholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted an Option to purchase 12,5006 Shares (the “Annual Grant”), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months.

(b) Exercise Price.

(i) The Option Price shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Option grant date.

(ii) The Option Price shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Option Price must be made on the date of exercise.

(c) Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

(d) Exercise and Vesting of Options. Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 11.1 shall vest and be exercisable as set forth below.

(i) Initial Grant. The Shares underlying each Option issued pursuant to the Initial Grant shall vest and be exercisable as to 2.7777% of the Shares on each monthly anniversary of the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

[5]	Reflects amendment effective May 19, 2005 and stock split effective August 20, 2008.
[6]	Reflects amendments effective May 19, 2005, May 22, 2009 and May 19, 2010.

(ii) Annual Grant. The Shares underlying each Option issued pursuant to the Annual Grant shall vest and be exercisable as to 8.3333% of the Shares on each monthly anniversary of the date of grant for the first 11 months following the date of grant and as to the remaining Shares on the date of the annual stockholders meeting for the year following the year of grant for such Option, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

(e) Termination of Service. The following provisions shall govern the exercise of any Options held by the Awardee at the time the Awardee ceases to serve as a Non-Employee Director, Employee or Consultant:

(i) In General. Except as otherwise provided in Section 10.3, after cessation of service (the “Cessation Date”), the Awardee’s Options shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(ii) Death or Disability. If an Awardee’s cessation of service is due to death or disability (as determined by the Board), all Options of that Awardee, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the Expiration Date. In the case of a cessation of service due to death, an Option may be exercised as provided in Section 16. In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Awardee. Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(f) Board Discretion. The Awards under this Section 11.1 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other types of Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s stockholders.

11.2 Director Fee Option Grants

(a) Option Grants. The Board shall have the sole and exclusive authority to determine the calendar year or years for which the Director fee option grant program (the “Director Fee Option Program”) is to be in effect. For each such calendar year the program is in effect, each Non-Employee Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash, for his or her service on the Board for that year, to the acquisition of a special Option grant under this Director Fee Option Program. Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each Non-Employee Director who files such a timely election shall automatically be granted an Option under this Director Fee Option Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

(b) Option Terms. Each Option shall be a Nonstatutory Option governed by the terms and conditions specified below.

(i) Exercise Price.

A. The Purchase Price shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per Share on the Option grant date.

B. The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4 of this Plan. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Purchase Price must be made on the date that the Option is exercised.

(ii) Number of Option Shares. The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A ÷ (B x 66 2/3%), where

X is the number of Option Shares,

A is the portion of the annual retainer fee subject to the Non-Employee Director’s election, and

B is the Fair Market Value of a Share on the option grant date.

(iii) Exercise and Term of Options. The Option shall become exercisable in a series of twelve (12) equal monthly installments upon the Awardee’s completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

(iv) Termination of Board Service. Should the Awardee cease Board service for any reason (other than death or permanent disability) while holding one or more Options under this Director Fee Option Program, then each such Option shall remain exercisable, for any or all of the Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (x) the expiration of the ten (10)-year Option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each Option held by the Awardee under this Director Fee Option Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

(v) Death or Permanent Disability. Should the Awardee’s service as a Board member cease by reason of death or permanent disability, then each Option held by such Awardee under this Director Fee Option Program shall immediately become exercisable for all the Shares at the time subject to that Option, and the Option may be exercised for any or all of those Shares as fully-vested Shares until the earlier of (x) the expiration of the ten (10)-year option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

Should the Awardee die after cessation of his or her Board service but while holding one or more Options under this Director Fee Option Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Awardee’s cessation of Board service (less any Shares subsequently purchased by the Awardee prior to death), by the personal representative of the Awardee’s estate or by the person or persons to whom the Option is transferred pursuant to the Awardee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (xx) the expiration of the ten (10)-year Option term or (yy) the three (3)-year period measured from the date of the Awardee’s cessation of Board service.

11.3 Certain Transactions and Events

(a) In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b) In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c) Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d) The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e) The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

11.4 Limited Transferability of Options. Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee’s former spouse, to the extent such assignment is in connection with the Awardee’s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee’s death.

12. Withholding and Tax Reporting

12.1 Tax Withholding Alternatives

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13. Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14. Amendment or Termination of this Plan or Outstanding Awards

14.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

14.2 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15. Reserved Rights

15.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16. Special Arrangements Regarding Award Shares

16.1 Escrow of Stock Certificates. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2 Repurchase Rights

(a) General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17. Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18. Miscellaneous

18.1 Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2 Determination of Value. Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3 Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

18.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

THRESHOLD

PHARMACEUTICALS

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0000056970_1 R2.09.05.010

THRESHOLD PHARMACEUTICALS, INC.

1300 SEAPORT BOULEVARD STE500

REDWOOD CITY, CA 94063

VOTE BY INTERNET—www.proxyvote.com

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follow the instructions to obtain your records and to create an electronic voting

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you vote FOR

the following proposal(s):

1. Election of Directors For Against Abstain

01 Bruce C. Cozadd

02 David R. Hoffman

03 George G.C. Parker

The Board of Directors recommends you vote FOR

the following proposal(s): For Against Abstain

2	To ratify the appointment of Pricewaterhouse

Coopers as the Company`s independent registered

public accounting firm for the fiscal year

ending December 31, 2010.

3	To approve the amendment to the Amended and

Restated Certificate of Incorporation as

described in the Proxy Statement.

For Against Abstain

4	To approve the amendments to the 2004 Amended

and Restated Equity Incentive Plan as described

in the Proxy Statement.

NOTE: To transact such other business as may

properly come before the meeting or any

adjournments or postponements thereof. The shares

represented by this proxy when properly executed

will be voted in the manner directed herein by the

undersiged Stockholder(s). If no direction is

made, this proxy will be voted FOR items 1,2, 3 and

4. If any other matters properly come before the

meeting, or if cumulative voting is required, the

person named in this proxy will vote in their

discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address change/comments, mark here.

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Please indicate if you plan to attend this meeting

0000056970_2 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/

are available at www.proxyvote.com .

THRESHOLD PHARMACEUTICALS, INC.

This proxy is solicited by the board of directors

Annual meeting of stockholders

May 19, 2010 at 12:30 PM

The stockholder(s) hereby appoint(s) Harold E. Selick and John G. Curd, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THRESHOLD

PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual meeting of shareholder(s)

to be held at 12:30 PM, PDT, on 5/19/2010, at Threshold Pharmaceuticals, Inc. 1300 Seaport Blvd., Suite 500

Redwood City, CA 94063, and any adjournment or postponement thereof.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

Continued and to be signed on reverse side